Exhibit 99.1

For Immediate Release	Contacts:
August 8, 2018	Joseph Jaffoni, Jennifer
Neuman, Norberto Aja
JCIR
(212) 835-8500
etm@jcir.com

ENTERCOM COMMUNICATIONS CORP.

REPORTS SECOND QUARTER RESULTS

Philadelphia, PA—Entercom Communications (NYSE: ETM) today reported financial results for the quarter ended June 30, 2018.

Second Quarter Highlights

•

Net revenues for the quarter were $372.1 million, compared to $125.0 million in the second quarter of 2017. On a same-station basis, net revenues for the quarter were $372.1 million compared to $405.7 million in the second quarter of 2017

•

Operating income for the quarter was $27.6 million, after a non-cash impairment charge of $29 million that is primarily due to our pending divestitures, compared to $16.4 million in the second quarter of 2017

•	Net income per diluted share for the quarter was $0.01, compared to $0.15 in the second quarter of 2017

•	Pro Forma Adjusted EBITDA for the quarter was $82.1 million, compared to $101.7 million in the second quarter of 2017

David J. Field, President and Chief Executive Officer, stated: “I am pleased to report that we have made great progress across multiple fronts as we continue our work to capitalize on our transformational merger. We have signed a definitive agreement with Bonneville to complete our last required station divestitures, successfully launched the new Entercom Audio Network with strong early revenues, terminated our painful relationship with United States Traffic Network, achieved rapid growth on our burgeoning Radio.com platform, and delivered a 5% reduction in Q2 expenses as we realize our merger-related synergies. Second quarter revenues were soft, down 8% exacerbated by the loss of $12 million in revenues from USTN. But revenue performance is improving and we are currently pacing down 2% in the third quarter excluding the impact of USTN. For the fourth quarter, we are pacing up 3% on an unadjusted basis. I am proud of the outstanding team we have built and the terrific work they are doing to capitalize on our abundant scale-driven opportunities.”

Additional Information

On August 2, the Company reached a definitive agreement with Bonneville International Corporation (“Bonneville”) in which Bonneville will acquire four radio stations in San Francisco and four radio stations in Sacramento for $141 million. These stations are currently being held separate from the Company through an FCC divestiture trust and are operated by Bonneville under a time brokerage agreement (“TBA”). The Company expects the transaction to close either late in the third quarter or early in the fourth quarter, depending on the timing of regulatory approvals, and expects to realize approximately $122 million in after-tax proceeds. Based on this final sales price, we determined that the carrying value of these assets was greater than their fair value and recorded a non-cash impairment charge of $25.6 million.

The Company expects to close on the sale of a tower site adjacent to O’Hare Airport in Chicago today and to realize $46 million of gross proceeds. In addition, the Company expects to close on the sale of an office building on Venice Boulevard in Los Angeles in September and realize $26 million of gross proceeds. The Company has also entered into agreements to sell: land and buildings in Dallas, TX; land and buildings in San Diego, CA; land and buildings in Sacramento, CA; and land in Austin, TX. For the full year, the Company now expects that gross proceeds from such redundant assets sales will total about $95 million and expects to realize after-tax proceeds from such sales of close to $80 million versus the $50 million the Company anticipated earlier this year.

In July, the Company terminated its agreement with United States Traffic Network (“USTN”) which had provided traffic advertising sales services and limited traffic reporting services to the Company. As a result, the Company has taken back all of the inventory that USTN previously utilized and now will be able to sell that inventory using its local, national and network sales teams. The Company is also a secured creditor of USTN and hopes to recover additional amounts to the extent USTN is able to make further payments to us or we realize a recovery through the legal process.

In July, the Company announced a definitive agreement to acquire 101.1 MORE FM (WBEB-FM) from Jerry Lee Radio, LLC in Philadelphia, PA for $57.5 million in cash. The Company also announced that it had entered into an agreement to divest 92.5 XTU (WXTU-FM) in Philadelphia, PA to Beasley Broadcast Group, Inc. for $38.0 million in cash. The transactions are immediately accretive to Entercom and are leverage neutral.

In July, the Company launched the Entercom Audio Network. This new national network allows advertisers to leverage Entercom’s scale with targeted offerings across its portfolio of 235 top-rated radio stations reaching over 112 million listeners monthly.

On April 30, the Company completed its acquisition of two stations in St. Louis, MO from Emmis Communications. The Company began operating these stations under a TBA on March 1, 2018.

As of June 30, 2018, the Company had outstanding $1,528 million of senior debt under its credit facilities and $400 million in senior notes (both amounts exclude unamortized premium from purchase price accounting). In addition, the Company had $40 million in cash on hand.

Our senior secured net leverage as of June 30, 2018, computed in accordance with the terms of our Credit Agreement and in accordance with the terms of our Indenture for our Senior Notes, was 3.8x as compared to our covenant of 4x and our total net leverage was 4.8x. On a pro forma basis as if all of the Company’s pending asset sales had closed by June 30th, and subtracting the EBITDA being sold to Bonneville and the related time brokerage fees, our senior secured net leverage would have been 3.4x and our total net leverage would have been 4.5x.

Given the benefit of the expected asset sales and the Company’s improving revenue outlook, we expect to remain compliant with our senior secured net leverage covenant as of September 30, 2018 whether or not the Bonneville divestitures close in the third quarter or the fourth quarter. In addition, we expect to be able to reduce our leverage from our as reported leverage as of June 30, 2018 by about  1⁄2 turn by the end of this year.

Earnings Conference Call and Company Information

Entercom will hold a conference call and simultaneous webcast regarding the quarterly earnings release on Wednesday August 8, 2018 at 8:30 AM Eastern Time. The public may access the conference call by dialing Toll Free: 888-889-0278 and Toll: 312-470-7365, passcode: Entercom (domestic and international callers). Participants may also listen to a live webcast of the call by visiting the “Investor Relations” section of Entercom’s website at www.entercom.com. A replay of the conference call will be available for one week by dialing 866-463-2180. A webcast replay of the conference call will be available beginning six hours after the call on the Company’s website for a period of two weeks. Additional information is available on the Company’s website at www.entercom.com.

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Same Station Net Revenues consist of net revenues adjusted for material station acquisitions and dispositions as if these acquisitions and dispositions had occurred as of the beginning of the comparable prior period.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Station Operating Income consists of operating income (loss) before: depreciation and amortization; time brokerage agreement fees (income); corporate general and administrative expenses; non-cash compensation expense (which is otherwise included in station operating expenses); impairment loss; merger and acquisition costs, other expenses related to the refinancing; non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and gain or loss on sale or disposition of assets.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); other expenses related to the refinancing; impairment loss, merger and acquisition costs, preferred stock dividends; non-recurring expense recognized for restructuring charges or similar costs, including transition and integration costs, and gain or loss on sale or disposition of assets.

Pro Forma Adjusted EBITDA consists of Adjusted EBITDA to exclude those costs incurred by the prior owner that were not assumed by the Company or were unusual in nature and adjustments for material acquisitions and divestitures as if these acquisitions and divestitures had occurred as of the beginning of the period presented.

Adjusted Free Cash Flow consists of operating income (loss): (i) plus depreciation and amortization; net (gain) loss on sale or disposal of assets; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; other expenses related to the refinancing; other income and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; income from discontinued operations (excluding income taxes or tax benefit); and (ii) less net interest expense (excluding amortization of deferred financing costs or debt premium), preferred stock dividends, taxes paid, capital expenditures and amortizable intangibles.

Adjusted Net Income (Loss) consists of net income (loss) available to common shareholders adjusted to exclude: (i) income taxes (benefit) as reported, including income taxes otherwise included in income from discontinued operations; (ii) gain/loss on sale of assets, derivative instruments and investments; (iii) non-cash compensation expense; (iv) other income; (v) impairment loss; (vi) merger and acquisition costs, other expenses related to the refinancing, loss on extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs; and (vii) gain/loss on early extinguishment of debt. For purposes of comparability, income taxes are reflected at the expected statutory federal and state income tax rate of 30% and 40% without discrete items of tax for the years 2018 and 2017, respectively.

Adjusted Net Income (Loss) Per Share—Diluted includes any dilutive equivalent shares when not anti-dilutive. Convertible Preferred Stock is treated as if it never converted for the purposes of Adjusted Net Income (Loss) Per Share—Diluted.

Non-GAAP Financial Measures

It is important to note that station operating income, station expense, corporate expense, same station net revenues, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income (Loss) Per Share—Diluted and Adjusted Free Cash Flow are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for management to evaluate our radio stations’ performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry as a measure of a radio company’s operating performance.

Certain adjusted non-GAAP financial measures are presented in this release (e.g., Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share—Diluted). The adjustments exclude gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to the refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. For purposes of comparability, income taxes for 2018 and 2017 are reflected at the expected federal and state income tax rate of 30% and 40%, respectively, without adjustment for discrete tax adjustments.

Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms S-4, 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. The unaudited pro forma information and same station operating data reflect adjustments and are presented for comparative purposes only and do not purport to be indicative of what has occurred or indicative of future operating results or financial position. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any unaudited pro forma or forward-looking statements.

About Entercom Communications Corp.

Entercom Communications Corp. (NYSE: ETM) is a leading American media and entertainment company reaching and engaging over 100 million people each week through its premier collection of highly rated, award winning radio stations, digital platforms and live events. As one of the country’s two largest radio broadcasters, Entercom offers integrated marketing solutions and delivers the power of local connection on a national scale with coverage of close to 90% of persons 12+ in the top 50 markets. Entercom is the #1 creator of live, original, local audio content and the nation’s unrivaled leader in news and sports radio. Learn more about Philadelphia-based Entercom at www.entercom.com, Facebook and Twitter (@Entercom).

For further information, or to receive future Entercom Communications news announcements via e-mail, please contact JCIR at 212/835-8500 or etm@jcir.com.

ENTERCOM COMMUNICATIONS CORP.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
STATEMENTS OF OPERATIONS
Net Revenues	$372,124	$124,970	$672,684	$223,971

Station Expenses	274,159	90,632	527,920	167,593
Station Expense—Non-Cash Compensation	1,680	372	3,643	577
Corporate Expenses	16,982	7,771	33,691	16,947
Corporate Expenses—Non-Cash Compensation	2,050	1,105	4,010	2,494
Depreciation And Amortization	10,666	2,517	19,137	5,164
Time Brokerage Agreement Expense (Income)	(666)	—	(1,092)	34
Merger And Acquisition Costs	687	5,829	2,071	16,100
Impairment Loss	28,988	441	28,988	441
Restructuring Charges	686	—	2,167	—
Integration Costs	9,494	—	19,223	—
Net (Gain) Loss On Sale Or Disposition of Assets	(154)	(76)	(315)	13,258

Total Operating Expenses	344,572	108,591	639,443	222,608

Operating Income	27,552	16,379	33,241	1,363

Net Interest Expense	25,706	6,133	49,110	12,110

Income (Loss) Before Income Taxes	1,846	10,246	(15,869)	(10,747)
Income Taxes (Benefit)	249	3,832	(3,260)	(7,830)

Net Income (Loss) Available To The Company—Continuing Operations	1,597	6,414	(12,609)	(2,917)
Preferred Stock Dividend	—	550	—	1,100

Net Income (Loss) Available To Common Shareholders—Continuing Operations	1,597	5,864	(12,609)	(4,017)
Income From Discontinued Operations, Net Of Income Taxes	844	—	1,172	—

Net Income (Loss) Available To Common Shareholders	$2,441	$5,864	$(11,437)	$(4,017)

Net Income (Loss) From Continuing Operations Available To
Common Shareholders—Basic	$0.01	$0.15	$(0.09)	$(0.10)

Net Income (Loss) From Continuing Operations Available To
Common Shareholders—Diluted	$0.01	$0.15	$(0.09)	$(0.10)

Dividends Declared And Paid Per Common Share	$0.09	$0.075	$0.18	$0.15

Weighted Common Shares Outstanding—Basic	138,639	38,945	138,962	38,935

Weighted Common Shares Outstanding—Diluted	139,263	39,656	138,962	38,935

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Capital Expenditures, Including Amortizable Intangibles	$11,995	$4,350	$18,986	$7,044
Income Taxes Paid	$18,791	$122	$18,836	$177
Cash Dividends On Common Stock Declared And Paid	$12,475	$2,921	$24,916	$5,837
Cash Dividends On Preferred Stock Declared And Paid	$—	$550	$—	$1,100
SELECTED BALANCE SHEET DATA
	June 30,	December 31,
	2018	2017
Cash and Cash Equivalents	$39,926	$34,167
Senior Debt—Term B-1 Loan (Includes Current Portion)	$1,323,350	$1,330,000
Senior Debt— Revolver (Includes Current Portion)	$205,000	$143,000
Senior Notes	$400,000	$400,000
Total Shareholders’ Equity	$1,711,486	$1,764,360

OTHER FINANCIAL DATA

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation Of GAAP Net Revenues To Same Station Net Revenues
Net Revenues	$372,124	$124,970	$672,684	$223,971
Net Acquisitions And Divestitures Of Radio Stations	—	280,750	—	506,680

Same Station Net Revenues	$372,124	$405,720	$672,684	$730,651

Reconciliation Of GAAP Station Operating Expenses To Station Expenses
Station Operating Expenses	$275,839	$91,004	$531,563	$168,170
Station Expenses—Non-Cash Compensation	(1,680)	(372)	(3,643)	(577)

Station Expenses	$274,159	$90,632	$527,920	$167,593

Reconciliation Of GAAP Corporate General & Administrative Expenses To Corporate Expenses
Corporate General & Administrative Expenses	$19,032	$8,876	$37,701	$19,441
Corporate Expenses—Non-Cash Compensation	(2,050)	(1,105)	(4,010)	(2,494)

Corporate Expenses	$16,982	$7,771	$33,691	$16,947

Reconciliation Of GAAP Operating Income To Station Operating Income
Operating Income	$27,552	$16,379	$33,241	$1,363
Corporate Expenses	16,982	7,771	33,691	16,947
Corporate Expenses—Non-Cash Compensation	2,050	1,105	4,010	2,494
Station Expenses—Non-Cash Compensation	1,680	372	3,643	577
Depreciation And Amortization	10,666	2,517	19,137	5,164
Merger And Acquisition Costs	687	5,829	2,071	16,100
Restructuring Charges	686	—	2,167	—
Impairment Loss	28,988	441	28,988	441
Integration Costs	9,494	—	19,223	—
Net Time Brokerage Agreement Expense (Income)	(666)	—	(1,092)	34
Net Gain (Loss) On Sale Or Disposition of Assets	(154)	(76)	(315)	13,258

Station Operating Income	$97,965	$34,338	$144,764	$56,378

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted EBITDA To Pro Forma Adjusted EBITDA
Net (Income) Loss Available To Common Shareholders	$2,441	$5,864	$(11,437)	$(4,017)
Income Taxes (Benefit)	249	3,832	(3,260)	(7,830)
Income From Discontinued Operations, Net Of Income Taxes	(844)	—	(1,172)	—
Net Interest Expense	25,706	6,133	49,110	12,110
Corporate Expenses—Non-Cash Compensation	2,050	1,105	4,010	2,494
Station Expenses—Non-Cash Compensation	1,680	372	3,643	576
Depreciation And Amortization	10,666	2,517	19,137	5,164
Time Brokerage Agreement Expense (Income)	(666)	—	(1,092)	34
Preferred Stock Dividend	—	550	—	1,100
Merger And Acquisition Costs	687	5,829	2,071	16,100
Restructuring Charges	686	—	2,167	—
Integration Costs	9,494	—	19,223	—
Transition Costs And Non-Recurring Expenses Otherwise Included In Corporate Expenses	1,100	166	1,100	1,419
Impairment Loss	28,988	441	28,988	441
Net Gain (Loss) On Sale Or Disposition of Assets	(154)	(76)	(315)	13,258

Adjusted EBITDA	82,083	26,733	112,173	40,849
Net Of Acquisitions And Divestitures	—	74,828		120,604
CBS Radio Costs Incurred To Separate From Its Parent	—	149		1,286

Pro Forma Adjusted EBITDA	$82,083	$101,710	$112,173	$162,739

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted Free Cash Flow
Net Income (Loss) Available To Common Shareholders	$2,441	$5,864	$(11,437)	$(4,017)
Depreciation And Amortization	10,666	2,517	19,137	5,164
Deferred Financing Costs Included In Interest Expense	796	580	1,591	1,166
Amortization Debt Premium Included In Interest Expense	(716)	—	(1,432)	—
Non-Cash Compensation Expense	3,730	1,477	7,653	3,071
Merger And Acquisition Costs	688	5,829	2,071	16,100
Integration Costs	9,494	—	19,223	—
Restructuring Charges	686	—	2,167	—
Transition Costs And Non-Recurring Expenses Otherwise Included In Corporate Expenses	1,100	166	1,100	1,419
Impairment Loss	28,988	441	28,988	441
Net (Gain) Loss On Sale Or Disposition of Assets	(154)	(76)	(315)	13,258
Income Taxes (Benefit)	249	3,832	(3,260)	(7,830)
Income Taxes Otherwise Included In Income From Discontinued Operations	337	—	423	—
Capital Expenditures, Including Amortizable Intangibles	(11,995)	(4,350)	(18,986)	(7,044)
Income Taxes Paid	(18,791)	(122)	(18,836)	(177)

Adjusted Free Cash Flow	$27,519	$16,158	$28,087	$21,551

Reconciliation Of GAAP Net Income (Loss) Available To Common Shareholders To Adjusted Net Income
Net Income (Loss) Available To Common Shareholders	$2,441	$5,864	$(11,437)	$(4,017)
Preferred Stock Dividend	—	550	—	1,100
Income Taxes (Benefit)	249	3,832	(3,260)	(7,830)
Income Taxes Included In Income From Discontinued Operations	336	—	423	—
Merger And Acquisition Costs	687	5,829	2,071	16,100
Transition Costs And Non-Recurring Expenses Otherwise Included In Corporate Expenses	1,100	166	1,100	1,419
Impairment Loss	28,988	441	28,988	441
Integration Costs	9,494	—	19,223	—
Restructuring Charges	686	—	2,167	—
Net (Gain) Loss On Sale Or Disposition of Assets	(154)	(76)	(315)	13,258
Non-Cash Compensation Expense	3,730	1,477	7,653	3,071

Adjusted Income Before Income Taxes	47,557	18,083	46,613	23,542
Income Taxes	14,267	7,233	13,984	9,417

Adjusted Net Income Available To The Company	33,290	10,850	32,629	14,125
Preferred Stock Dividend	—	550	—	1,100

Adjusted Net Income	$33,290	$10,300	$32,629	$13,025

Numerator For Purposes Of Computing Adjusted Net Income (Loss) Per Share—Diluted
Adjusted Net Income (Loss)	$33,290	$10,300	$32,629	$13,025
Preferred Stock Dividend, Treated As If Preferred Never Converted	—	—	—	—

	$33,290	$10,300	$32,629	$13,025

Weighted Average Diluted Shares Outstanding For Purposes Of Computing Adjusted Net Income Per Share—Diluted
Weighted Common Shares Outstanding—Diluted As Reported	139,263	39,656	138,962	38,935
Preferred Stock Dividend, Treated As If Preferred Never Converted	—	—	—	—
Diluted Shares Excluded When Reporting A Net Loss	—	—	1,059	1,026

	139,263	39,656	140,021	39,961

Adjusted Net Income (Loss) Per Share—Diluted	$0.24	$0.26	$0.23	$0.33